UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

July 12, 2005

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23760	13-2721761
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Thorn Hill Drive Warrendale, Pennsylvania	15086-7528
(Address of principal executive offices)	(Zip Code)

(724) 776-4857

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement
On July 12, 2005, the Compensation Committee of the Board of Directors of American Eagle Outfitters, Inc. (the "Company") granted 100,000 shares of performance based restricted stock to James V. O'Donnell, Chief Executive Officer of the Company, under the Company's 2005 Stock Award and Incentive Plan. This award will vest on achievement of performance goals based on the Company's income per common share, fully diluted, excluding certain charges for the second half of Fiscal 2005 ("EPS Goals"), at two levels, "threshold" and "target," with 50% of the shares vesting at threshold, 100% of the shares at target, and a prorated number of shares in between. If the threshold EPS Goal is not met the shares are forfeited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.
(Registrant)

Date: July 18, 2005	By:	/s/ Laura A. Weil
Laura A. Weil
Executive Vice President and Chief Financial Officer